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                            SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                             (AMENDMENT NO.       )

    Filed by the Registrant /X/

    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / /  Confidential, for Use of the Commission Only (as permitted by Rule
         14a-6(e)(2))
    / /  Definitive Proxy Statement
    /X/  Definitive Additional Materials
    / /  Soliciting Materials Pursuant to Section 240.14a-11(c) or
         Section 240.14a-12

                          HARRAH'S ENTERTAINMENT, INC.
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                (Name of Registrant as Specified in Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1)  Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------

     2)  Aggregate number of securities to which transaction applies:
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     3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------

     4)  Proposed maximum aggregate value of transaction:
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     5)  Total fee paid:
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/ /  Fee paid previously with preliminary materials.

/ /  Check box if any part of the fee is offset as provided by Exchange Act Rule
     0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:
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     2)  Form, Schedule or Registration Statement No.:
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     3)  Filing Party:
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     4)  Date Filed:
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                                [HARRAH'S LOGO]

                          HARRAH'S ENTERTAINMENT, INC.
                    THE PREMIER NAME IN CASINO ENTERTAINMENT

                                                                  March 25, 1997

Dear Stockholder:

    We are writing to alert you that you may receive proxy soliciting material from the Hotel Employees & Restaurant Employees International Union (the
"Union") in connection with the Harrah's Entertainment, Inc. Annual Meeting of
Stockholders on April 25, 1997. We urge you not to sign any proxy card that the Union may send you.

    Harrah's Las Vegas Casino and Hotel will shortly commence negotiations for the renewal of its collective bargaining agreement with the Union. Additionally, in the past several years, the Union has made a number of unsuccessful attempts to convince non-union employees at other Harrah's properties to join their Union. In what appears to be an effort to influence the Company in connection with these labor matters, the Union has now turned its attention to the proxy process. Harrah's Entertainment believes that labor-management issues should be addressed in traditional labor-management arenas, and not through the use of the proxy process.

    In December of last year, the Union -- which to our knowledge previously did not own any shares of Harrah's Entertainment stock -- bought 110 shares. Shortly thereafter, the Union informed us of its intent to submit a proposal for a vote at the upcoming Annual Meeting. The Union's proposal is to amend the Company's bylaws to require the Company to redeem the rights issued under its Stockholder
Rights Plan, and to not adopt or maintain a stockholder rights plan without majority stockholder approval. The Union's very recent acquisition of Harrah's
Entertainment shares, quickly followed by its submission of a proposal for the Annual Meeting, coupled with the pending labor negotiations and its desire to organize the Company's non-union employees, strongly suggests to us that the Union's interest lies in advancing its own agenda.

    THE HARRAH'S ENTERTAINMENT BOARD OF DIRECTORS UNANIMOUSLY OPPOSES THE UNION
PROPOSAL AND URGES THAT IT BE REJECTED BY ALL STOCKHOLDERS.

    The Stockholder Rights Plan is designed to encourage potential acquirors of Harrah's Entertainment to negotiate directly with the Board of Directors. We believe that the Board, which is composed of more than 90% independent directors, is in the best position to negotiate on behalf of all stockholders, evaluate the adequacy of any potential offer, and protect stockholders against potential abuses during the takeover process, such as partial and two-tiered tender offers and creeping stock accumulations, which do not treat all stockholders fairly and equally.

    In addition, the Company believes, based upon an opinion of its Delaware legal counsel, that the Union proposal is invalid as a matter of Delaware corporate law. The Union, in its own proxy materials, admits that ". . . it is uncertain whether the Anti-Posion Pill By-law would survive a Delaware court challenge." The attached statement discusses the reasons for the Rights Plan and the terms of the legal opinion in more detail, and we urge each stockholder to read the attached statement carefully.

    The Union is NOT concerned about the Company, its policies or stockholders.
The Union is concerned ONLY with its negotiations with Harrah's Las Vegas Casino and Hotel for a new collective bargaining agreement and its own self-interest in obtaining additional union membership. The effect on Harrah's Entertainment is extra time, effort and money expended to respond to the Union's proxy solicitation.

    We strongly urge you NOT to sign or return the Union blue proxy card. Do not mark anything on it -- simply throw it away. If you have already signed and returned the Union's blue proxy card, you have every right to change your mind.
Only your latest dated card will count. You may revoke any earlier blue card by signing, dating and mailing the enclosed RED-STRIPED proxy card.

    We DO ask you to sign, date and return the accompanying Harrah's
Entertainment RED-STRIPED proxy card, voting FOR the Board of Directors nominees, FOR Arthur Andersen LLP as auditors, and AGAINST the Union proposal.
EVEN IF YOU HAVE PREVIOUSLY RETURNED THE HARRAH'S ENTERTAINMENT WHITE PROXY
CARD, YOU SHOULD MARK AND RETURN THE NEW HARRAH'S ENTERTAINMENT RED-STRIPED
PROXY CARD.

                                      Sincerely,

                                            [SIGNATURE]

                                      Philip G. Satre
                                      CHAIRMAN, PRESIDENT AND
                                        CHIEF EXECUTIVE OFFICER
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    STATEMENT OF HARRAH'S ENTERTAINMENT IN OPPOSITION TO THE UNION PROPOSAL

    For the reasons discussed below, the Harrah's Entertainment Board of Directors unanimously opposes the Union proposal and urges that it be rejected by all stockholders.

BACKGROUND OF AND REASON FOR THE RIGHTS PLAN

    In July 1996, the Board of Directors of Harrah's Entertainment, Inc.
("Harrah's Entertainment" or the "Company") unanimously adopted a Stockholder
Rights Plan ("Rights Plan") and declared a dividend distribution of one Special
Stock Purchase Right (collectively, "Rights") on each outstanding share of the Company's Common Stock. The Rights Plan was established to replace the Company's existing rights plan adopted in 1990. The Rights Plan is designed to encourage potential acquirors to negotiate directly with the Board of Directors, which the Company believes is in the best position to negotiate on behalf of all stockholders, evaluate the adequacy of any potential offer, and protect stockholders against potential abuses during the takeover process, such as partial and two-tiered tender offers and creeping stock accumulation programs, which do not treat all stockholders fairly and equally.

    The Rights Plan allows the Board adequate time and flexibility to negotiate on behalf of the stockholders and enhances the Board's ability to negotiate the highest possible bid from a potential acquiror, develop alternatives which may better maximize stockholder values, preserve the long-term value of the Company for the stockholders, and ensure that all stockholders are treated fairly and equally. The Rights Plan is not intended to prevent a takeover on terms that are fair and equitable to all stockholders, nor is it intended as a deterrent to a stockholder's initiation of a proxy contest.

    The Board of Directors may, pursuant to the terms of the Rights Plan, redeem the Rights to permit an acquisition that it determines, in the exercise of its fiduciary duties, adequately reflects the value of the Company and to be in the best interests of all stockholders. Moreover, a number of other companies with existing rights plans have received unsolicited offers and have redeemed their rights after their directors were satisfied that the offer, as negotiated by the target company's board of directors, adequately reflected the underlying value of the company and was fair and equitable to all stockholders. Thus, experience indicates that rights plans neither prevent unsolicited offers from occurring, nor prevent companies from being acquired at prices that are fair and adequate to stockholders. The Board believes that rather than deterring good-faith negotiations between a potential acquiror and the Board, the Rights Plan will assist the Board in maximizing the price paid to stockholders in the event the Company is acquired.

    In support of the Board's position on the Rights Plan, the following appeared in a recent article in the "Institutional Investor" by Lyn Perlmuth:

       "A recent study by J.P. Morgan of the 245 $500 million-plus majority-stake acquisitions from 1988 to 1995 found that the median acquisition premium (the price paid over the stock price five days before the offer) was 16 percent higher when a company had a poison pill
       [stockholder rights plan] in place. The premium on 139 deals in which the target company had a poison pill was 51.4 percent, versus 35.5 percent on the 106 deals without pills. The differential was significant whether or not the deals were hostile or friendly, whether or not the financing was all stock, all cash or a mixture and whether or not the deal was for more or less than $1 billion."

Similarly, a March 1993 study by Robert Comment and G. William Schwert of the
Bradley Policy Research Center, University of Rochester, determined that rights plans do not deter takeovers. Additionally, Comment and Schwert found that rights plans are associated with higher takeover premiums for selling stockholders.

    The Board specifically examined its fiduciary responsibilities under Delaware law when it adopted the original rights plan in 1990 and the current
Rights Plan. It is important to note that the Company's Board of Directors is an independent board, with over 90% of the directors being independent outside directors. The Board has consistently been predominantly independent since the formation of the Company in 1990,

                                       1
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as were the boards of its predecessor companies. This provides further assurance that the Rights Plan will not be used for entrenchment purposes. The Board adopted the Rights Plan with the aim of protecting the interests of all stockholders and maximizing the value of their investments in the Company. Based on the Board's collective business experience and knowledge of the Company, it believes that the adoption of the Rights Plan was a valid exercise of its fiduciary obligations to all stockholders, and is in accord with the Board's responsibility under Delaware law to manage and direct the management of the
Company's business and affairs. The Board does not believe that the Rights Plan will deter an acquisition offer that adequately reflects the underlying value of the Company and that is fair to all stockholders, nor will it deter the initiation of a proxy contest.

HARRAH'S ENTERTAINMENT BELIEVES THE UNION PROPOSAL IS LEGALLY INVALID

    Apart from its belief that the Union proposal is ill-advised, against the best interests of the Company's stockholders and is grounded in the Union's self-interest, the Company believes that the Union proposal is legally invalid.
Harrah's Entertainment has received a written opinion of its Delaware legal counsel that the Union proposal is invalid as a matter of Delaware law on several grounds.

    First, according to the opinion, the Union proposal may not be adopted as a bylaw amendment because, under Delaware law, except as provided in a company's certificate of incorporation, a company's business and affairs must be managed by or under direction of the Board of Directors. The Harrah's Entertainment
Board believes that it has affirmative legal duty under Delaware law to respond to and resist takeover attempts that it determines in good faith to be against the best interests of the Company and the stockholders. The Union proposal would, by a bylaw amendment, attempt to limit the Board's responsibility to manage the Company's business and affairs. Based upon this legal opinion, the Harrah's Entertainment Board believes that such a restriction of statutory and fiduciary responsibility may not be effected through a bylaw amendment under Delaware law. Although the Union has stated that it "believes" that the Union proposal is valid under Delaware law and the Union attempts to rebut the foregoing legal analysis, the Union has cited no legal opinion or controlling legal precedent for its "belief".

    Second, according to the legal opinion, the proposed bylaw amendment is also invalid because it is inconsistent with the Company's charter. The Restated
Certificate of Incorporation of Harrah's Entertainment provides that the Board of Directors and the stockholders both have the right to amend the Company's bylaws. Under the Union proposal, the proposed bylaw amendment purportedly could not be further amended by the Board of Directors of Harrah's Entertainment, a provision which is in conflict with the Company's Restated Certificate of Incorporation. Under Section 109 of the Delaware General Corporation Law, a bylaw provision may not be inconsistent with the company's certificate of incorporation.

    Third, according to the legal opinion, the proposed bylaw amendment is invalid because it would require the Company to expend more than $1,000,000 as redemption consideration with respect to existing Rights, plus mailing and administrative costs, and such a provision impermissibly limits the exclusive authority of the Board of Directors to determine whether to use corporate funds to redeem outstanding rights. The Union's proxy materials do not address in any way either the second or third legal deficiencies of the Union proposal, each of which deficiencies are independent grounds to conclude that the Union proposal is invalid. The Union, in its own proxy materials, admits that " . . . it is uncertain whether the Anti-Poison Pill By-law would survive a Delaware court challenge."

    For the reasons stated above, unless and until the Union bylaw amendment is declared lawful by a final judgment of a court of competent jurisdiction, the bylaw amendment will not be given any effect by the Company.

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HARRAH'S ENTERTAINMENT BELIEVES THAT THE UNION IS ONLY INTERESTED IN ADVANCING
  ITS OWN LABOR AGENDA

    Harrah's Las Vegas Casino and Hotel will shortly commence negotiations for the renewal of its collective bargaining agreement with the Union. Additionally, in the past several years, the Union has made a number of unsuccessful attempts to convince non-union employees at other Harrah's properties to join their union. In what appears to be an effort to influence the Company in connection with these labor matters, the Union has now turned its attention to the proxy process. Harrah's Entertainment believes that labor-management issues should be addressed in traditional labor-management arenas, and not through the use of the proxy process.

    In December of last year, the Union -- which to our knowledge previously did not own any shares of Harrah's Entertainment stock -- bought 110 shares. Shortly thereafter, the Union informed us of its intent to submit a proposal for a vote at the upcoming Annual Meeting. The Union's proposal is to amend the Company's bylaws to require the Company to redeem the rights issued under its Stockholder
Rights Plan, and to not adopt or maintain a stockholder rights plan without majority stockholder approval. The Union's very recent acquisition of Harrah's
Entertainment shares, quickly followed by its submission of a proposal for the Annual Meeting, coupled with the pending labor negotiations and its desire to organize the Company's non-union employees, strongly suggests to us that the Union's interest lies in advancing its own agenda.

    FOR THE REASONS STATED ABOVE, THE BOARD OF DIRECTORS OF HARRAH'S
ENTERTAINMENT RECOMMENDS A VOTE AGAINST THE UNION PROPOSAL.

REQUIRED VOTE

    The Union proposal requires the affirmative vote of at least 75% of the votes entitled to be cast by the holders of the Common Stock of the Company.
Shares represented by proxies that reflect abstentions or "broker non-votes"
(I.E., shares held by a broker or nominee which are represented at the Annual
Meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal or proposals) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. For purposes of determining the outcome of the Union proposal, shares represented by such proxies, although they are not votes against the Union proposal, will have the effect of negative votes.

YOUR VOTE IS IMPORTANT

    We strongly urge you NOT to sign or return the Union blue proxy card. Do not mark anything on it -- simply throw it away. If you have already signed and returned the Union's blue proxy card, you have every right to change your mind.
Only your latest dated card will count. You may revoke any earlier blue card, or any earlier grant of discretionary authority pursuant to the Harrah's
Entertainment WHITE proxy card, by signing, dating and mailing the enclosed
RED-STRIPED proxy card.

    We DO ask you to sign, date and return the accompanying Harrah's
Entertainment RED-STRIPED proxy card, voting FOR the Board of Directors nominees, FOR Arthur Andersen LLP as auditors, and AGAINST the Union proposal.
EVEN IF YOU HAVE PREVIOUSLY RETURNED THE HARRAH'S ENTERTAINMENT WHITE PROXY
CARD, YOU SHOULD MARK AND RETURN THE NEW HARRAH'S ENTERTAINMENT RED-STRIPED
PROXY CARD.

    If you have previously returned a Harrah's Entertainment WHITE proxy card and you do not revoke that proxy or execute a later-dated proxy, then the proxyholders named therein will use their discretionary authority to vote against the Union proposal.

    If you have any questions, please contact our solicitor, D.F. King &
Company, at 1-800-207-3155.

                                       3
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                          HARRAH'S ENTERTAINMENT, INC.

          PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR ANNUAL MEETING
                   OF STOCKHOLDERS TO BE HELD APRIL 25, 1997

    The undersigned hereby appoints Charles A. Ledsinger, Jr., E.O. Robinson,
Jr. and Philip G. Satre, and each of them, his or her attorneys and agents, with full power of substitution, to vote as proxy for the undersigned, as herein stated, at the Annual Meeting of Stockholders of Harrah's Entertainment, Inc.
(the "Company") to be held on April 25, 1997 at 11:00 a.m. in the Winegardner
Auditorium--Dixon Gallery and Gardens, 4339 Park Avenue, Memphis, Tennessee and at any adjournment or postponement thereof, according to the number of votes the undersigned would be entitled to vote if personally present on the proposals set forth on the reverse side of this card (and as more particularly set forth in the Notice of Meeting) and in accordance with their discretion on any other matters that may properly come before the meeting or any adjournment or postponement thereof. This proxy also constitutes confidential voting instructions for the use of participants in the Company's Employee Stock
Ownership Plan and participants invested in the Company Stock Fund (Investment
Fund III) of the Company's Savings and Retirement Plan as of March 4, 1997.

    All shares of the Company's Common Stock that are represented at the Annual
Meeting by properly executed proxies received prior to or at the Annual Meeting and not revoked will be voted at the Annual Meeting in accordance with the instructions indicated on the reverse side of this card. If no instructions for a proposal are indicated on an executed Proxy Card, such proxies will be voted in accordance with the recommendation of the Board of Directors as set forth herein with respect to such proposal(s).

                      PLEASE SIGN AND DATE ON REVERSE SIDE
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                          HARRAH'S ENTERTAINMENT, INC.

          PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR ANNUAL MEETING
                   OF STOCKHOLDERS TO BE HELD APRIL 25, 1997

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR ALL
NOMINEES (PROPOSAL 1) AND FOR THE RATIFICATION OF ARTHUR ANDERSEN LLP AS THE
COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS (PROPOSAL 2).
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1.         Election of Class I directors for three-year terms expiring at the 2000 Annual Meeting.
           FOR ALL NOMINEES LISTED BELOW / /  WITHHOLD AUTHORITY to vote for all nominees listed
           below / /      *EXCEPTIONS / /
           NOMINEES: Joe M. Henson, R. Brad Martin and Eddie N. Williams
           (INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the
           "Exceptions" box and write that nominee's name in the space provided below. IF AUTHORITY
           TO VOTE FOR ANY NOMINEE IS NOT WITHHELD, THIS SIGNED PROXY WILL BE DEEMED TO GRANT
           AUTHORITY TO VOTE FOR THE NOMINEE.)

           *Exceptions ____________________________________________________________________________
2.         Ratification of the appointment of Arthur Andersen LLP as independent public accountants for Harrah's Entertainment, Inc. for the year 1997.

           FOR / /      AGAINST / /      ABSTAIN / /
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE AGAINST PROPOSAL 3

3.         Stockholder proposal relating to elimination of Stockholder Rights Plan

           FOR / /      AGAINST / /      ABSTAIN / /

If you plan to attend the Annual Meeting of Stockholders, please mark the following box and promptly return this Proxy Card. / /Change of Address Mark Here. / /

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
Signature of stockholders should correspond exactly with the names shown on the Proxy Card. Joint owners should each sign. Attorneys, trustees, executors, administrators, guardians and others signing in a representative capacity should designate their full titles. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated ----------------------------------------------, 1997
Signature ------------------------------------------------
Signature ------------------------------------------------

VOTES MUST BE INDICATED (X) IN BLACK OR BLUE INK.
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PLEASE SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.